[logo] J.R. Lupo, P.A. CPA

       A Professional Corporation
         Member of American Institute of Certified Public Accountants Member of New Jersey Society of Certified Public Accountants

                    Baltia Airlines Inc.
                 63-25 Saunders St.  Suite 7I
                    Rego Park, NY 11374

We hereby consent to the use in this registration statement on form SB-2 of our opinion dated January 8, 1999 and to the reference to our firm under the caption "Experts" in same registration statement.


J.R. Lupo, P.A. CPA

(Signature: J.R. Lupo, P.A. CPA)

25 Pompton Ave.  Ste 202
Verona, NJ 07044
February 5, 1999

25 Pompton Avenue, Suite 202, Verona, NJ 07044, Tel: (973) 239-2239, Fax (973) 239-4852